UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)  Not applicable.

(b) and (c)  In accordance with a previously-announced management plan, on December 31, 2008, Mitchel Sayare, Ph.D. stepped down as Chief Executive Officer of ImmunoGen, Inc. (“the Company”).  Dr. Sayare continues to serve as Chairman of the Board and a director of the Company.

Effective January 1, 2009, Daniel M. Junius became President and Chief Executive Officer of the Company.  Additional biographical information concerning Mr. Junius is contained in the Company’s press release dated September 30, 2008, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2008, and is incorporated herein by reference.  Mr. Junius, age 56, is also a director of the Company.

(d)  Not applicable.

(e)  As previously disclosed, the Compensation Committee of the Company’s Board of Directors approved certain compensation arrangements for Mr. Junius in connection with the management succession plan.  A description of those arrangements is contained in the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2008, and is incorporated herein by reference.

(f)  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: January 5, 2009	/s/ Daniel M. Junius

Daniel M. Junius
President and Chief Executive Officer